Exhibit (e)(iii) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K


                             AMENDMENT TO AGREEMENT
                                      for
                            ADMINISTRATIVE SERVICES

     AGREEMENT made as of February 23, 2001, by and between THE RIVERFRONT FUNDS, an Ohio business trust, having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 (the "Trust"), on behalf of its series, and FEDERATED SERVICES COMPANY, a Pennsylvania corporation, having its principal office and place of business at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries (the "Administrator").

     WHEREAS, the Trust and the Administrator are parties to that certain Agreement for Administrative Services dated as of February 1, 1999 (the "Administrative Services Agreement");

     WHEREAS, the Trust has added a class of shares to The Riverfront U.S. Government Securities Money Market Fund known as the Institutional Shares;

     WHEREAS, the Trust and the Administrator desire to amend and restate Exhibit A to the Administrative Services Agreement in its entirety.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The Administrative Services Agreement is hereby amended by amending and restating Exhibit A in its entirety in the form of Exhibit A hereto.

     2. In all other respects, the Administrative Services Agreement shall continue in full force and effect without change or other amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.



                                    THE RIVERFRONT FUNDS


                                    By:  /s/ Jeffrey W. Sterling
                                       ---------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President and Treasurer

                                    FEDERATED SERVICES COMPANY


                                    By:  /s/ Peter J. Germain
                                       ---------------------------
                                    Name:  Peter J. Germain
                                    Title:  Senior Vice President


                                EXHIBIT A
                                  TO THE
                  AGREEMENT FOR ADMINISTRATIVE SERVICES
                                 BETWEEN
                         THE RIVERFRONT FUNDS AND
                        FEDERATED SERVICES COMPANY

     This is an Exhibit listing the Funds and Classes (if any) of The Riverfront Funds, and the effective dates they are to be covered under the Agreement for Administrative Services with Federated Services Company, dated as of February 1, 1999, as amended on February 23, 2001.



                           THE RIVERFRONT FUNDS

                              The Riverfront U.S. Government Securities

                                      Money Market Fund
Effective February 1, 1999            Investor A Shares
Effective February 23, 2001           Institutional Shares
Effective February 1, 1999    The  Riverfront  U.S.  Government  Income
Fund
                                      Investor A Shares
                                      Investor B Shares
Effective February 1, 1999    The Riverfront Select Value Fund
                                      Investor A Shares
                                      Investor B Shares
Effective February 1, 1999    The Riverfront Small Company Select Fund
                                      Investor A Shares
                                      Investor B Shares
Effective February 1, 1999    The Riverfront Large Company Select Fund
                                      Investor A Shares
                                      Investor B Shares
Effective February 1, 1999    The Riverfront Balanced Fund
                                      Investor A Shares
                                      Investor B Shares



                                    THE RIVERFRONT FUNDS


                                    By:  /s/ Jeffrey W. Sterling
                                       ---------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President and Treasurer

                                    FEDERATED SERVICES COMPANY


                                    By:  /s/ Peter J. Germain
                                       ---------------------------
                                    Name:  Peter J. Germain
                                    Title:  Senior Vice President